Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended March 31, 2020

Q1 HIGHLIGHTS

•Revenue of $291 million, up 42% from Q1 last year

•Recurring revenue was 84% of total revenue, up from 80% in Q1 last year

•Adjusted EBITDA of $38 million with net adjusted margin increasing to 19% from 5% in Q1 last year

•Cash flow from operations of $58 million, up 36% from Q1 last year

•Net loss of $24 million was consistent with Q1 last year

NAPLES, FLA — May 7, 2020 — ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time electronic payment solutions and software, today announced financial results for the quarter ended March 31, 2020.

“I am pleased to report a solid start to the year. While the COVID-19 pandemic had limited impact on our first quarter results, we continue to assess the ongoing impact. Our top priorities are ensuring the health and safety of our employees as well as providing continuous customer support during this challenging time,” commented Odilon Almeida, President and CEO, ACI Worldwide. “While there are challenges and uncertainties around the duration and severity of the outbreak, digital payments are more critical than ever, and the long-term growth drivers in our business and industry remain strong. We are fortunate to have ample liquidity and a resilient business model with a large contractual backlog, substantial recurring revenue and a very stable customer base of large banks, financial intermediaries, billers and merchants with a strong presence in eCommerce payments. During this period, we are focused on maximizing profitability and cash while positioning the company to emerge even stronger. Despite any near-term headwinds, I am confident in ACI’s ability to serve our customers and the opportunity to create significant shareholder value through growth acceleration in the medium and long-term. We are building a nimble, agile, fit-for-growth structure and a customer-centric global sales process to better position the company for continuous profitable growth. R&D-focused investment on differentiating innovation coupled with strategic M&A will further accelerate the company’s growth and value creation for our shareholders.”

Q1 2020 FINANCIAL SUMMARY
New bookings in the quarter were $120 million, up 72% compared to Q1 last year.

Revenue in the quarter was $291 million, up 42% compared to Q1 2019, driven primarily by the acquisition of Speedpay. Recurring revenue was 84% of total revenue in Q1 2020, compared to 80% of total revenue in Q1 last year.

Net loss in the quarter of $24 million was consistent with Q1 last year. Adjusted EBITDA in the quarter was $38 million, up 371% compared to Q1 last year.

Revenue from ACI’s On Demand segment was $193 million, up 76% from Q1 last year. On Demand segment net adjusted EBITDA margin improved to 22% compared to 0% last year. On Demand segment net adjusted EBITDA margins are adjusted for pass through interchange revenue of $89 million and $45 million, for Q1 2020 and Q1 2019, respectively.

Revenue from ACI’s On Premise segment was $99 million, up 3% from Q1 last year. On Premise segment adjusted EBITDA margin was 31% in Q1 2020 versus 29% in Q1 2019.

ACI ended Q1 2020 with a 12-month backlog of $1.1 billion and a 60-month backlog of $5.7 billion.

Cash flows from operating activities in the quarter were $58 million, up 36% from Q1 2019. ACI ended the quarter with $119 million in cash on hand and $270 million available on our credit facility. The company paid down $19 million in debt and repurchased one million shares in the quarter.

GUIDANCE
While a significant portion of our revenues are recurring and we are optimistic about our pipeline of deals, the duration and severity of the outbreak of COVID-19 has caused uncertainty regarding the timing of signing and realizing revenue from new business. As previously announced, we have suspended guidance regarding our financial outlook for the full year 2020. We have taken actions and continue to evaluate additional options to reduce expenses and minimize the impact of COVID-19.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Management will host a conference call at 8:30 am ET today to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following numbers for dial-in participation: US/Canada: (866) 914-7436, international: +1 (817) 385-9117. Please provide your name, the conference name ACI Worldwide, Inc. and conference code 4462434. There will be a replay of the call available for two weeks on (855) 859-2056 for US/Canada callers and +1 (404) 537-3406 for international participants.

About ACI Worldwide
ACI Worldwide, the Universal Payments (UP) company, powers electronic payments for more than 6,000 organizations around the world. More than 1,000 of the largest financial institutions and intermediaries, as well as thousands of global merchants, rely on ACI to execute $14 trillion each day in payments and securities. In addition, myriad organizations utilize our electronic bill presentment and payment services. Through our comprehensive suite of software solutions delivered on customers’ premises or through ACI’s private cloud, we provide real-time, immediate payments capabilities and enable the industry’s most complete omni-channel payments experience. To learn more about ACI, please visit www.aciworldwide.com. You can also find us on Twitter @ACI_Worldwide.

© Copyright ACI Worldwide, Inc. 2020.

ACI, ACI Worldwide, ACI Payment Systems, the ACI logo and all ACI product names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

For more information contact:

John Kraft, Vice President, Investor Relations & Strategic Analysis
ACI Worldwide
239-403-4627
john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

ACI is also presenting adjusted operating free cash flow, which is defined as net cash provided by operating activities and net after-tax payments associated with significant transaction-related expenses, less capital expenditures. Adjusted operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize adjusted operating free cash flow as a further indicator of operating performance and for planning investment activities. Adjusted operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities. A limitation of adjusted operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that adjusted operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management.

ACI backlog includes estimates for SaaS and PaaS, license, maintenance, and services revenue specified in executed contracts but excluded from contracted revenue that will be recognized in future periods, as well as revenue from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates.

Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimates are derived using the following key assumptions:

•License arrangements are assumed to renew at the end of their committed term or under the renewal option stated in the contract at a rate consistent with historical experience. If the license arrangement includes extended payment terms, the renewal estimate is adjusted for the effects of a significant financing component.

•Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term.

•SaaS and PaaS arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences.

•Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar.

•Our pricing policies and practices are assumed to remain constant over the 60-month backlog period.

Estimates of future financial results require substantial judgment and are based on several assumptions, as described above. These assumptions may turn out to be inaccurate or wrong for reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for many reasons, including mergers, changes in their financial condition, or general changes in economic conditions (e.g. economic declines resulting from COVID-19) in the customer’s industry or geographic location. We may also experience delays in the development or delivery of products or services specified in customer contracts, which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue recognized in future periods. Accordingly, there can be no assurance that amounts included in backlog estimates will generate the specified revenues or that the actual revenues will be generated within the corresponding 60-month period. Additionally, because certain components of Committed Backlog and all of Renewal Backlog estimates are operating metrics, the estimates are not required to be subject to the same level of internal review or controls as contracted but not recognized Committed Backlog.

Backlog estimates should be considered in addition to, rather than as a substitute for, reported revenue and contracted but not recognized revenue (including deferred revenue).

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, statements regarding: (i) the impact of COVID-19 on our results, (ii) the long-term growth drivers in our business and industry, (iii) our liquidity and resilient business model with a large contractual backlog, substantial recurring revenue and a very stable customer base of large banks, financial intermediaries, billers and merchants, (iv) our confidence in ACI’s ability to serve our customers and the opportunity to create significant shareholder value through growth acceleration in the medium and long-term, (v) our R&D-focused investment on differentiating innovation coupled with strategic M&A to further accelerate the company’s growth, and (vi) our optimism about our pipeline of deals.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, the success of our Universal Payments strategy, demand for our products, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our compliance with privacy regulations, our ability to protect customer information from security breaches or attacks, our ability to adequately defend our intellectual property, exposure to credit or operating risks arising from certain payment funding methods, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, adverse changes in the global economy, worldwide events outside of our control, failure to attract and retain key personnel, litigation, future acquisitions, strategic partnerships and investments, integration of and achieving benefits from the Speedpay acquisition, impairment of our goodwill or intangible assets, restrictions and other financial covenants in our debt agreements, our existing levels of debt, replacement of LIBOR benchmark interest rate, the accuracy of management’s backlog estimates, exposure to unknown tax liabilities, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, volatility in our stock price, and the COVID-19 pandemic. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$119,124	$121,398
Receivables, net of allowances	305,647	359,197
Settlement assets	317,156	391,039
Prepaid expenses	32,047	24,542
Other current assets	32,472	24,200
Total current assets	806,446	920,376
Noncurrent assets
Accrued receivables, net	198,554	213,041
Property and equipment, net	67,893	70,380
Operating lease right-of-use assets	53,490	57,382
Software, net	225,171	234,517
Goodwill	1,280,226	1,280,525
Intangible assets, net	344,156	356,969
Deferred income taxes, net	63,795	51,611
Other noncurrent assets	70,168	72,733
TOTAL ASSETS	$3,109,899	$3,257,534
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$32,166	$37,010
Settlement liabilities	297,936	368,719
Employee compensation	35,035	29,318
Current portion of long-term debt	34,177	34,148
Deferred revenue	90,660	65,784
Other current liabilities	66,382	76,971
Total current liabilities	556,356	611,950
Noncurrent liabilities
Deferred revenue	46,104	53,155
Long-term debt	1,321,452	1,339,007
Deferred income taxes, net	31,959	32,053
Operating lease liabilities	43,053	46,766
Other noncurrent liabilities	43,177	44,635
Total liabilities	2,042,101	2,127,566
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	656,723	667,658
Retained earnings	906,403	930,830
Treasury stock	(398,278)	(377,639)
Accumulated other comprehensive loss	(97,752)	(91,583)
Total stockholders’ equity	1,067,798	1,129,968
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,109,899	$3,257,534

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenues
Software as a service and platform as a service	$192,950	$108,557
License	28,129	21,078
Maintenance	53,280	55,111
Services	17,126	21,109
Total revenues	291,485	205,855
Operating expenses
Cost of revenue (1)	165,837	114,941
Research and development	39,024	36,194
Selling and marketing	30,083	29,430
General and administrative	35,926	31,517
Depreciation and amortization	31,898	21,866
Total operating expenses	302,768	233,948
Operating loss	(11,283)	(28,093)
Other income (expense)
Interest expense	(17,171)	(11,614)
Interest income	2,900	3,033
Other, net	(9,758)	(1,912)
Total other income (expense)	(24,029)	(10,493)
Loss before income taxes	(35,312)	(38,586)
Income tax benefit	(10,885)	(12,623)
Net loss	$(24,427)	$(25,963)
Loss per common share
Basic	$(0.21)	$(0.22)
Diluted	$(0.21)	$(0.22)
Weighted average common shares outstanding
Basic	116,006	116,090
Diluted	116,006	116,090
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(24,427)	$(25,963)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	5,825	5,901
Amortization	27,997	18,951
Amortization of operating lease right-of-use assets	3,556	3,383
Amortization of deferred debt issuance costs	1,212	753
Deferred income taxes	(10,413)	(17,414)
Stock-based compensation expense	6,950	6,585
Other	650	574
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables	48,699	94,549
Accounts payable	(6,087)	(10,297)
Accrued employee compensation	6,985	(8,598)
Current income taxes	(5,361)	(1,041)
Deferred revenue	22,495	(4,127)
Other current and noncurrent assets and liabilities	(20,581)	(20,829)
Net cash flows from operating activities	57,500	42,427
Cash flows from investing activities:
Purchases of property and equipment	(3,597)	(5,250)
Purchases of software and distribution rights	(6,541)	(4,578)
Net cash flows from investing activities	(10,138)	(9,828)
Cash flows from financing activities:
Proceeds from issuance of common stock	947	831
Proceeds from exercises of stock options	400	4,857
Repurchase of stock-based compensation awards for tax withholdings	(10,973)	(2,624)
Repurchases of common stock	(28,881)	(631)
Proceeds from revolving credit facility	30,000	—
Repayment of revolving credit facility	(39,000)	—
Repayment of term portion of credit agreement	(9,737)	(5,937)
Payments on or proceeds from other debt, net	(3,593)	(1,857)
Net cash flows from financing activities	(60,837)	(5,361)
Effect of exchange rate fluctuations on cash	11,201	433
Net increase (decrease) in cash and cash equivalents	(2,274)	27,671
Cash and cash equivalents, beginning of period	121,398	148,502
Cash and cash equivalents, end of period	$119,124	$176,173

Adjusted EBITDA (millions)	Three Months Ended March 31,
	2020	2019
Net loss	$(24.4)	$(26.0)
Plus:
Income tax benefit	(10.9)	(12.6)
Net interest expense	14.3	8.6
Net other expense	9.8	1.9
Depreciation expense	5.8	5.9
Amortization expense	28.0	19.0
Non-cash stock-based compensation expense	7.0	6.6
Adjusted EBITDA before significant transaction-related expenses	$29.6	$3.4
Significant transaction-related expenses	8.5	4.7
Adjusted EBITDA	$38.1	$8.1

Segment Information (millions)	Three Months Ended March 31,
	2020	2019
Revenue
ACI On Demand	$193.0	$109.9
ACI On Premise	98.5	96.0
Total	$291.5	$205.9
Segment Adjusted EBITDA
ACI On Demand	$23.1	$(0.3)
ACI On Premise	$30.9	$28.3

Reconciliation of Adjusted Operating Free Cash Flow (millions)	Three Months Ended March 31,
	2020	2019
Net cash flows from operating activities	$57.5	$42.4
Net after-tax payments associated with significant transaction-related expenses	4.0	2.8
Less: capital expenditures	(10.1)	(9.8)
Adjusted Operating Free Cash Flow	$51.4	$35.4